UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2017

MONSTER DIGITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37797	27-3948465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Park Center Drive, Unit C Simi Valley, California 93065	93065
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (805) 955-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Offers to Amend and Exercise Certain Warrants to Purchase Common Stock

The  Company commenced an Offer to Amend and Exercise Warrants dated September 25, 2017 and as amended on October 12, 2017, October 17, 2017 and November 16, 2017, to purchase an aggregate of 2,396,676 shares of common stock issued to (i) holders of promissory notes, Series A Convertible Preferred stock and other indebtedness upon conversion of such indebtedness and preferred stock in connection with the Company’s initial public offering which closing occurred in July 2016, (ii) investors participating in and brokers assisting with certain of the Company’s private placement financings which closings occurred from January 2017 to September 2017, (iii) the placement agent and its assignees of the Company’s private placement financings with respect to which closings occurred from October 2012 to January 2015 and (iv) the Company’s public relations firm. These warrants are known together as the “Original Warrants” and this Offer to Amend and Exercise Warrants is known as the “September 2017 Offer to Amend and Exercise”.

The Company also commenced an Offer to Amend and Exercise Warrants dated October 17, 2017 and as amended on November 16, 2017, held by holders of record as of September 19, 2017 to purchase 2,025,000 shares of the Company’s common stock at an exercise price of $5.625 per share issued to investors in the Company’s initial public offering which closing occurred in July 2016. These warrants are known together as the “IPO Warrants” and this Offer to Amend and Exercise Warrants is known as the (“IPO Warrant Offer to Amend and Exercise”). The September 2017 Offer to Amend and Exercise and the IPO Warrant Offer to Amend and Exercise are together known as the “Offers to Amend and Exercise”.

.

The Offers to Amend and Exercise expired at 5:00 p.m. Pacific time (9:00 p.m. Eastern time) on November 24, 2017 (the “Expiration Date”).

Pursuant to the September 2017 Offer to Amend and Exercise, an aggregate of 1,820,895 Original Warrants were tendered by their holders and were amended and exercised in connection therewith for gross proceeds to the Company of approximately $819,403. Such tendered Original Warrants represent approximately 76% of the Company’s outstanding Original Warrants as of November 24, 2017.

Pursuant to the IPO Warrant Offer to Amend and Exercise, an aggregate of 1,063,978 IPO Warrants were tendered by their holders and were amended and exercised in connection therewith for gross proceeds to the Company of approximately $478,790. Such tendered IPO Warrants represent approximately 53% of the Company’s outstanding IPO Warrants as of November 24, 2017.

The Company issued the Original Warrants in private placement transactions in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transactions, the holders of the Original Warrants represented that they were “accredited investors.” Similarly, the issuance of the shares of the Company’s common stock upon the amendment and exercise of the 1,820,895 Original Warrants was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D. In connection with the September 2017 Offer to Amend and Exercise, all holders of tendered Original Warrants represented that they were “accredited investors.”

The Company registered the IPO Warrants in connection with its initial public offering in July 2016. However, the issuance of the shares of the Company’s common stock upon the amendment and exercise of the 1,063,978 IPO Warrants was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D. In connection with the IPO Warrants Offer to Amend and Exercise, less than 35 holders of tendered IPO Warrants represented that they were not “accredited investors”

Stock Purchase Agreement

As previously disclosed, the Company currently has an outstanding debt owed to Walgreens of $1.2 million. The debt was incurred in 2015 in connection with certain price protection afforded Walgreens by the Company. Walgreens agreed to settle the debt in full for the sum of $600,000 if payment was made by November 30, 2017.

To obtain sufficient funds to repay the debt to Walgreens, the Company’s Board of Directors approved the issuance of shares of its common stock to an unaffiliated investor. Further to the terms of a Stock Purchase Agreement dated September 12, 2017 (the ‘‘Stock Purchase Agreement’’), the investor placed $600,000 in escrow. As approved by the Company’s stockholders at its special meeting held on November 9, 2017 (the “Special Meeting”), the Company issued the investor 1,850,418 shares of common stock which was equal to 1,195,000 divided by the lesser of (i) $0.80 or (ii) the average closing bid price of the Company’s common stock for the ten trading days immediately preceding the date of the Special Meeting (ten-day average was $0.6458).

Following the amendment and exercise of the 1,820,895 Original Warrants and 1,063,978 IPO Warrants pursuant to the terms of the Offers to Amend and Exercise, as well as the issuance of 1,850,418 shares of common stock further to the aforementioned Stock Purchase Agreement, the Company had 14,360,972 shares of common stock issued and outstanding, excluding outstanding options and warrants to purchase 16,834 and 1,536,803 shares of the Company’s common stock, respectively.

Item 3.02	Unregistered Sale of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On November 29, 2017, the Company issued a press release with respect to (i) announcing an anticipated closing date on or before December 19, 2017 of the Merger with Innovate Biopharmaceuticals, Inc., (ii) the results of the Offers to Amend and Exercise and (iii) the issuance of shares further to the Stock Purchase Agreement. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONSTER DIGITAL, INC.

Dated: November 29, 2017	By:	/s/ David Olert
	Name:	David Olert
	Title:	Chief Financial Officer